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                                                             EXHIBIT 1.A.(5)(e)


                    FARMERS NEW WORLD LIFE INSURANCE COMPANY
                    ADDITIONAL INSURED TERM INSURANCE RIDER

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
ADDITIONAL                                    The person named in the application for this rider is the additional
INSURED                                       insured.  This rider provides level term insurance to the additional insured's attained age 70. Attained age is the additional insured's age at issue plus the number of years since issue of this rider.

BENEFIT                                       Upon receipt of due proof of the death of the additional insured while this rider is in force we will pay the additional insured rider amount shown on the Policy Specifications page. The
                                              additional insured rider amount may not exceed the principal sum of the policy to which this rider is attached.

BENEFICIARY                                   The insured is the beneficiary of this rider. If the insured and the additional insured die at the same time, or if the order of the deaths cannot be determined, the benefits of this rider will be paid as if the additional insured died first.

CONVERSION                                    While this policy and rider are in force, the insurance on the
PRIVILEGE                                     additional insured may be converted to a permanent plan of life insurance available at the time of conversion.

                                              This rider may be converted:
                                              1.     prior to the additional insured's attained age 59; or
                                              2.     within 60 days of the insured's death prior to the additional insured's attained age 70.

                                              Conversion is subject to the following:
                                              1.    The new policy will be based on the additional insured's
                                                    attained age on the date it takes effect. The new policy
                                                    will contain the provisions then being included in new
                                                    policies. It will be based on the policy minimums and
                                                    rates in effect at that time. The additional insured
                                                    will retain the same rating classification as on this
                                                    rider.
                                              2.    Evidence of insurability will not be required for the
                                                    new policy. It will be required for:
                                                    a.    accidental death benefits, or
                                                    b.    disability benefits, or
                                                    c.    any other benefits which increase the insurance risk.
                                              3.    The suicide and incontestable periods for
                                                    the new policy will be measured from the date of
                                                    issue of this rider.
                                              4.    The principal sum of the new policy may not exceed the
                                                    death benefit amount of this rider.
                                              5.    If the charge for this rider is being waived
                                                    under the Waiver of Deduction rider at the
                                                    date of conversion, the charge or premium for the
                                                    new policy will not continue to be waived.
                                              6.    The required premium and this policy must accompany
                                                    the owner's signed request for conversion.

TERMINATION OF RIDER                          This rider will end when:
                                              1.    the policy ends for any reason;
                                              2.    we receive the owner's signed request for termination; or
                                              3.    the additional insured attains age 70.

CHARGE FOR                                    The charge for this rider will be added to the monthly deduction for
THIS RIDER                                    this policy.  The monthly charge for this rider is the risk rate per
                                              $1,000 at the additional insured's attained age times the number of thousands of additional insured rider amount shown on the Policy
                                              Specifications page.
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2000-548 AIR                                                               41868
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                                              If the additional insured is in a special premium class, the charge for this rider will be increased by an extra monthly charge.

                                              If this policy provides for Waiver of Deduction, the charge for this rider will be waived if the monthly deduction for the policy is waived.

                                              Guaranteed maximum monthly risk rates are shown in the
                                              following table. These will be increased by an extra monthly charge if the additional insured is in a special premium
                                              class.
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
--------------------------------------------------------------------------------------------
                   GUARANTEED MAXIMUM MONTHLY RISK RATES PER $1,000
                        OF ADDITIONAL INSURED RIDER AMOUNT AT
                          ADDITIONAL INSURED'S ATTAINED AGE
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        RISK RATE              RISK RATE               RISK RATE                RISK RATE
--------------------------------------------------------------------------------------------
21        0.13788       34       0.13705        46       0.30982        58        0.90869
22        0.13539       35       0.14370        47       0.33474        59        1.00089
23        0.13207       36       0.15117        48       0.36215        60        1.10389
24        0.12875       37       0.16114        49       0.39205        61        1.21851
25        0.12459       38       0.17194        50       0.42611        62        1.35058
26        0.12210       39       0.18357        51       0.46514        63        1.50009
27        0.12044       40       0.19769        52       0.51000        64        1.66621
28        0.11961       41       0.21264        53       0.56150        65        1.84812
29        0.11961       42       0.22842        54       0.61881        66        2.04497
30        0.12044       43       0.24586        55       0.68276        67        2.25096
31        0.12293       44       0.26497        56       0.75254        68        2.48520
32        0.12625       45       0.28656        57       0.82646        69        2.73937
33        0.13124
--------------------------------------------------------------------------------------------
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
INCONTESTABILITY                              We will not contest this rider after it has been in force for two years from the effective date of this rider during the additional insured's lifetime.

SUICIDE                                       If, within two years from the effective date of this rider, the additional insured dies by suicide, while sane or insane, we will limit the proceeds to the sum of monthly charges deducted for this rider.

RESERVE BASIS                                 The reserves for this rider are based on the Commissioners 1980
                                              Standard Ordinary Table, the Commissioners Reserve Valuation
                                              Method and age last birthday.  The statutory valuation interest rate does not exceed the maximum rate allowed by the valuation law of the state in which this rider is delivered.

GUARANTEED VALUES                             This rider does not increase or decrease the guaranteed values of this policy.

CONTRACT                                      The rider is subject to all the terms of the policy except as modified in this rider.

                                              Attached to and made a part of this policy effective as of the date of issue of the policy, unless the rider is added at a later date.
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                    FARMERS NEW WORLD LIFE INSURANCE COMPANY


              /s/ C. PAUL PATSIS                       /s/ JEFFREY T. BLACKBURN
                C. Paul Patsis                           Jeffrey T. Blackburn
                   President                                   Secretary


2000-548 AIR
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2000-548 AIR